SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: January 30, 2018

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act;
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
☐	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 30, 2018, Omagine, Inc. (the “Company”) received written notice (“Notice”) from EMA Financial, LLC (“EMA” or the “Lender”) that an event of default had occurred with respect to the Convertible Promissory Note issued by the Company in favor of EMA on September 28, 2017 (the “Note”). The Lender advised the Company that the default occurred because of, among other things, the failure to reserve a sufficient number of shares of the Company’s $0.001 par value common stock (“Common Stock”) for possible future issuance to the Lender, and for the breach of representations and warranties under the Note. As of the Notice date, considering default penalties, twenty four percent accrued interest and application of a default calculation, the alleged outstanding balance of the Note as calculated by EMA is $1,868,313. The Company does not agree with such outstanding balance as calculated by EMA. EMA has demanded full payment from the Company and reserves all rights and remedies available to it under the Note and related transaction documents.

The Note and Securities Purchase Agreement were filed as Exhibits to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on October 18, 2017 and incorporated herein by reference. The foregoing summary of the Notice does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice attached hereto as Exhibit 10.1.

As previously disclosed, pursuant to the Note the Company is obligated to increase the number of its authorized common shares (“Common Shares”) in order to reserve an agreed number of such Common Shares for possible future issuance to the Lender. The Company was of the opinion that this increase could have been accomplished via the written consent of a majority of its shareholders without the necessity of a proxy filing and meeting of its shareholders. This turned out to be inaccurate and the Company now understands that such a proxy filing and meeting is required and the Company presently intends to file such proxy and schedule and conduct such meeting.

Item 8.01 - Other Events

On January 23, 2018 the Company’s attorneys wrote to His Majesty Sultan Qaboos regarding the default by Royal Court Affairs in making its approximately $20 million USD investment into the Company’s majority owned subsidiary, Omagine LLC. We have not yet received a reply to this letter. This letter from Omagine, Inc.’s U.S. attorneys (and another from LLC management) is in addition to a similar letter written to His Majesty in November 2017 by Omagine LLC’s Oman attorneys. As of the date hereof, we have not yet received a response to any of these letters. In spite of RCA’s continued verbal and text message assurances that all matters regarding the Omagine Project are under control and being attended to by RCA discussing the matter with His Majesty the Sultan, the Company is concerned by RCA’s constant delays and non-action. In view of the continuing official silence from RCA and the Government, if the matter of RCA’s investment is not conclusively and favorably decided very soon (by March 15, 2018 at the latest) the Company will, as an exercise in caution in the face of such uncertainty, create an impairment reserve on the Company’s financial statements for the full amount of the Land Value as presently booked on the Company’s financial statements.

The Company continues its attempts to address its chronically recurring cash liquidity issues via sales of convertible notes and equity sales via private placements with accredited investors. The Company uses the proceeds from such debt and equity sales to finance its ongoing operations including continuing its financial support of its majority owned subsidiary Omagine LLC (“LLC”). As previously reported and as has frequently been the case in the past the Company is presently in a perilous cash position since it alone is financially supporting LLC because of CCC’s default and RCA’s delayed payment of its required investment into LLC. As in the past, the Company continues its efforts to raise cash to pay its obligations as they come due, many of which are past due as previously reported and as of the date hereof. The Company is in discussions with European, U.S. and Asian financing sources and hopes (but is uncertain if it will) close an equity sale at LLC in the near future (although absolutely no assurance whatsoever of the closing of any such equity sale at LLC or other financing for the Company can be given until it is actually accomplished).

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Royal Court Affairs (RCA) which represents His Majesty Sultan Qaboos is the Company’s partner in Omagine LLC. The Company is also in discussions with RCA in order to induce RCA to invest its overdue $20 million equity investment into LLC. LLC management (and its attorneys and Omagine, Inc.’s attorneys) have recently written directly to His Majesty the Sultan about this matter. Management has spoken frequently to the RCA representative and we are always informed that a conclusion of this matter would occur shortly once His Majesty was further briefed by the RCA staff – but that never seems to happen. For many, many months now (since July 2016 and more intensely since at least April of 2017), RCA has indicated to the Company that they would resolve the ongoing internal Oman government discussions about how and when the Omagine Project should proceed – including the how and when of RCA’s long overdue $20 million equity investment into LLC. In spite of these continued assurances from RCA, as of the date hereof the Company has received no definitive decision or official guidance from RCA on this matter. We are hopeful (but more than a little uncertain) that – as the RCA representative has once again informed us on February 4, 2018 - a conclusion of this matter will occur shortly once His Majesty has been further briefed by the RCA staff. Our precarious cash position has made it increasingly difficult to continue operations as required and depending on circumstances, specifically on the RCA equity investment payment being received in the near future, the Company may have to suspend some or all of its operations in order to conserve cash. The conclusion of either one or more of the aforementioned equity investments into LLC will result in a substantial payment by LLC to Omagine, Inc. which should resolve the Company’s long-standing cash liquidity issues.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. With the exception of RCA’s assurances of a timely and/or definitive response to LLC regarding RCA’s long overdue $20 million equity investment into LLC, the Company otherwise believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions. The Company's actual results could differ materially from those set forth or implied in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit Numbers and Description:

Exhibit No.	Description

10.1	Written Notice from EMA Financial, LLC dated January 30, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: February 5, 2018	By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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